UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2022

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 2.01    Completion of Acquisition or Disposition of Assets.

Effective January 3, 2022, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and Seacoast's wholly-owned subsidiary Seacoast National Bank, completed the previously announced mergers (the "Mergers") with Sabal Palm Bancorp, Inc. ("Sabal Palm"), parent company of Sabal Palm Bank, and Business Bank of Florida, Corp. ("BBFC"), parent company of Florida Business Bank. At the effective time of the Mergers (the "Effective Time"), each of Sabal Palm and BBFC merged with and into Seacoast, and each of Sabal Palm Bank and Florida Business Bank merged with and into Seacoast Bank, pursuant to the terms and conditions of the Agreement and Plan of Merger by and among Seacoast, Seacoast National Bank, Sabal Palm and Sabal Palm Bank, dated as of August 23, 2021 as amended on November 12, 2021 (the "Sabal Palm Merger Agreement"), and of the Agreement and Plan of Merger by and among Seacoast, Seacoast National Bank, BBFC and Florida Business Bank dated as of August 23, 2021 (the “BBFC Merger Agreement”).

Pursuant to the Sabal Palm Merger Agreement, holders of Sabal Palm common stock received 0.2203 of a share (the "Exchange Ratio") of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) for each share of Sabal Palm common stock held immediately prior to the Effective Time. Each share of Seacoast common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger. Also at the Effective Time, each Sabal Palm option ceased to be outstanding, and, in consideration therefor, Seacoast granted to each holder of Sabal Palm options, as of the Effective Time, an option to purchase shares of Seacoast common stock on the same terms and conditions as applicable to each such Sabal Palm option as in effect immediately prior to the Effective Time, with the number of shares underlying each such option and the applicable exercise price adjusted based on the Exchange Ratio.

Under the terms of the BBFC Merger Agreement, holders of BBFC common stock received 0.7997 of a share (the "Exchange Ratio") of Seacoast common stock (subject to the payment of cash in lieu of fractional shares) for each share of BBFC common stock held immediately prior to the Effective Time. Each share of Seacoast common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger. Also at the Effective Time, each BBFC option ceased to be outstanding, and, in consideration therefor, Seacoast granted to each holder of BBFC options, as of the Effective Time, an option to purchase shares of Seacoast common stock on the same terms and conditions as applicable to each such BBFC option as in effect immediately prior to the Effective Time, with the number of shares underlying each such option and the applicable exercise price adjusted based on the Exchange Ratio.

The foregoing description of the Mergers and the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreements, which are included as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On January 3, 2022, the Company issued a press release announcing the completion of the Mergers. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

    (a)     Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger Dated November 12, 2021 by and among the Company, Seacoast Bank, Sabal Palm Bancorp, Inc. and Sabal Palm Bank incorporated herein by reference from Exhibit 2.1 to the Company’s Form 8-K, filed November 18, 2021

2.2
Agreement and Plan of Merger dated as of August 23, 2021 by and among the Company, Seacoast National Bank, Business Bank of Florida, Corp., and Florida Business Bank incorporated herein by reference to Appendix A to the Company's Form 8-K, filed August 27, 2021

99.1	Press Release dated January 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: January 3, 2022	/s/ Charles M. Shaffer
Charles M. Shaffer
President and Chief Executive Officer